Exhibit 4.3

CSX CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of July 28, 2022

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ELEVENTH SUPPLEMENTAL INDENTURE dated as of July 28, 2022 between CSX Corporation, a Virginia corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon, formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered (i) to the The Bank of New York Mellon (the “Prior Trustee”) a certain indenture, dated as of August 1, 1990 (the “Base Indenture”) and supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, the Sixth Supplemental Indenture dated as of September 23, 2004, the Seventh Supplemental Indenture dated as of April 25, 2007, and (ii) to the Trustee, the Eighth Supplemental Indenture, dated as of March 24, 2010, the Ninth Supplemental Indenture, dated as of February 12, 2019 and the Tenth Supplemental Indenture, dated as of December 10, 2020 (the indenture, as so supplemented and as further supplemented herein, is herein called the “Indenture”), pursuant to which one or more series of unsecured notes, debentures, securities or other evidences of indebtedness of the Company (herein called the “Securities”) may be issued from time to time;

WHEREAS, Section 901(5) of the Indenture provides that the Company, when authorized by a Board Resolution, and the trustee under the Indenture (the “Trustee”) may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purpose, among other things, of (i) establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Indenture or (ii) making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Eleventh Supplemental Indenture to amend and supplement the Indenture in certain respects only with respect to Securities of any and all series issued on or after the date hereof and not with respect to any outstanding Securities issued prior to the date hereof; and

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of any and all series established on or after the date hereof, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

Section 1.01. Relation to Indenture. This Eleventh Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions. For all purposes of this Eleventh Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture, unless otherwise defined in this Eleventh Supplemental Indenture, in which case definitions set forth in this Eleventh Supplemental Indenture shall govern; and

(b) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Eleventh Supplemental Indenture.

ARTICLE 2

SCOPES OF APPLICABILITY

Section 2.01. Applicability of this Eleventh Supplemental Indenture. The provisions of this Eleventh Supplemental Indenture shall be applicable, and the Indenture is hereby amended and supplemented as specified herein, with respect to any Securities issued on or after the date hereof and not with respect to any outstanding Securities issued prior to the date hereof.

Section 2.02. Eleventh Supplemental Indenture Shall Govern. In the event of a conflict between any provisions of the Indenture and this Eleventh Supplemental Indenture, the relevant provision or provisions of this Eleventh Supplemental Indenture shall govern.

ARTICLE 3

AMENDMENTS

Section 3.01. Form of Security. The Security Form attached as Exhibit A to the Indenture is amended to read in its entirety as set forth in Annex I to this Eleventh Supplemental Indenture.

Section 3.02. Certain Rights of Trustee.

(a) Section 603(f) of the Base Indenture shall be amended by deleting the word “and” that appears at the end thereof.

(b) Section 603(g) of the Base Indenture shall be amended by replacing the period that appears at the end thereof with “and;”.

(c) The following shall be added to the end of Section 603 of the Base Indenture:

“(h)                The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an

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incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; and (ii) to notify the Trustee immediately upon learning of any compromise or unauthorized use of any security procedures followed in connection with its transmission of Instructions. For purposes of this Section, “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.”

Section 3.03. Notices and Optional Redemption.

(a) The first four paragraphs of Section 106 of the Base Indenture shall be amended to read in their entirety as follows:

“Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event,

(1) such notice shall be sufficiently given (i) in the case of Holders of Registered Securities initially issued prior to July 28, 2022, if in writing and mailed, first-class postage prepaid and (ii) in the case of Holders of Registered Securities initially issued on or after July 28, 2022, if mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures), and in each case to each Holder of a Registered Security affected by such event, at, in the case of mail, the address of such Holder as it appears in the Security Register, not earlier than the earlier date, and not later than the latest date, prescribed for the giving of such notice; and

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(2) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail or electronic delivery, neither the failure to mail or electronically deliver such notice, nor any defect in any notice so mailed or electronically delivered, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.”

(b) Section 1101 of the Base Indenture shall be amended to read in its entirety as follows:

“Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article. For so long as any Securities initially issued on or after July 28, 2022 are held by The Depositary Trust Company, the redemption of such Securities shall be done in accordance with the policies and procedures of The Depositary Trust Company.”

(c) Section 1102 of the Base Indenture shall be amended to read in its entirety as follows:

“The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition. If any Securities initially issued on or after July 28, 2022 are to be redeemed in part only, the notice of redemption that relates to such Securities shall state the portion of the principal amount of such Securities to be redeemed.”

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(d) The first paragraph of Section 1103 of the Base Indenture shall be amended to read in its entirety as follows:

“If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, (i) in the case of Securities initially issued prior to July 28, 2022, by such method as the Trustee shall deem fair and appropriate and (ii) in the case of Securities initially issued on or after July 28, 2022, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, and, in each case, which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of global Securities of such series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. If so specified in the Securities of a series, partial redemptions must be in an amount not less than $1,000,000 principal amount of Securities. If any Securities initially issued on or after July 28, 2022 are to be redeemed in part only, a new Security in a principal amount equal to the unredeemed portion of such Security will be issued in the name of the holder of such Security upon surrender for cancellation of the original Security.”

(e) The following paragraph shall be added to the end of Section 1104 of the Base Indenture:

“Any redemption or notice of redemption of Securities initially issued on or after July 28, 2022 may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company).”

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Incorporation of Indenture. All provisions of this Eleventh Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Eleventh Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of the Securities.

Section 4.02. Governing Law. This Eleventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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Section 4.03. Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “manual signature” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that the Indenture, any indentures supplemental hereto, any Securities issued hereunder and any other documents delivered hereunder may be electronically or digitally signed using DocuSign and AdobeSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on the Indenture, any indentures supplemental hereto, any Securities issued hereunder and any other documents delivered hereunder are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 4.04. Separability Clause. In case any provision of this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05. Successors and Assigns. All covenants and agreements in this Eleventh Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 4.06. Benefits of Eleventh Supplemental Indenture. Nothing in this Eleventh Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Eleventh Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Eleventh Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Eleventh Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Eleventh Supplemental Indenture.

Section 4.07. Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions in the Indenture shall remain in full force and effect and are in all respects ratified and confirmed, including without limitation all sections relating to the Trustee’s rights, immunities, protections, limitation of liability and indemnity in the Indenture.

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Section 4.08.Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture.

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IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Eleventh Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CSX CORPORATION

By:	/s/ Sean Pelkey
Name: Sean Pelkey
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Supplemental Indenture]

ANNEX I

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

CSX CORPORATION

$[•]

[•]% NOTES DUE [•]

No. [•]	CUSIP No.
[•]

This security (the “Security”) is one of a duly authorized issue of securities (herein called the “Securities”) of CSX Corporation, a Virginia corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued in one or more series under an indenture, unlimited as to aggregate principal amount, dated as of August 1, 1990 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as hereinafter defined)), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997, a Third Supplemental Indenture dated as of April 22, 1998, a Fourth Supplemental Indenture dated as of October 30, 2001, a Fifth Supplemental Indenture dated as of October 27, 2003, a Sixth Supplemental Indenture dated as of September 23, 2004, a Seventh Supplemental Indenture dated as of April 25, 2007, an Eighth Supplemental Indenture dated as of March 24, 2010, a Ninth Supplemental Indenture dated as of February 12, 2019, a Tenth Supplemental Indenture dated as of December 10, 2020 and an Eleventh Supplemental Indenture dated as of July 28, 2022, to which indenture and all indentures supplemental thereto (the indenture, as supplemented being herein called the “Indenture”) reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series has been issued in an initial aggregate principal amount of $[•] ([•]). All Securities of this series need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Securities of this series. Any such additional Securities of this series will have the same interest rate, maturity and other terms as those initially issued. Further Securities of this series may also be authenticated and delivered as provided by Sections 304, 305, 306 or 906 of the Indenture. This Security represents an aggregate initial principal amount of $[•] ([•]) (adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Exhibit A hereto, the “Principal Amount”) of the Securities of such series, with the Interest Payment Dates, date of original issuance and date of maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

The Company, for value received, hereby promises to pay CEDE & CO., or its registered assigns, the principal sum of $[•] ([•] DOLLARS) on [•], 20[•] and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from [•], 20[•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, semiannually in arrears on [•] and [•] of each year, commencing [•], 20[•], and at maturity at the rate of [•]% per annum, until the principal hereof is paid or duly made available for payment. The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Security. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or quoted, and upon such notice as may be required by such exchange or system, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this Security at maturity will be payable to the person to whom principal is payable.

This Security is exchangeable in whole or from time to time in part for definitive Registered Securities of this series only as provided in this paragraph. If (x) the Depository with respect to the Securities of this series (the “Depository”) notifies the Company that it is unwilling, unable or ineligible to continue as Depository for this

Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depository is not appointed by the Company within 90 days, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Registered Securities and executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Security is a part, this Security or any portion hereof shall, in the case of clause (x) above, be exchanged for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Security so issued in exchange for this Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Security of this series issued in exchange for this Security, or any portion hereof, shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

Any exchange of this Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar or at the office of any transfer agent designated by the Company for that purpose. Upon exchange of any portion of this Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

The principal and any interest in respect of any portion of this Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of such portion of this Security on such Regular Record Date or Special Record Date, as the case may be.

Payment of the principal of and any such interest on this Security will be made at the offices of the Trustee as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts by check mailed to the registered Holders thereof; provided, however, that at the option of the Holder, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled hereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

The Securities shall be redeemable, in whole or in part, at the Company’s option at any time. Prior to [•] (the date that is [•] months prior to the maturity date of the Securities) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [•] basis points, less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company).

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by The Depository Trust Company, the redemption of the Securities shall be done in accordance with the policies and procedures of The Depository Trust Company.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this Security and the interests represented hereby) shall terminate.

If a Change of Control Repurchase Event occurs, unless the Company has exercised the Company’s right to redeem the Securities as described above, the Company will be required to make an offer to each Holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of

Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict or compliance.

On the repurchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1)	accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Company’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Securities or portions of the Securities properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of the Securities being purchased by the Company.

The paying agent will promptly pay to each holder of the Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.

For purposes of the foregoing description of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Securities are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or the Company’s subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Securities or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Trustee shall be entitled to deduct FATCA Withholding Tax that it is required to deduct.

For purposes of the foregoing discussion of matters concerning the Trustee, the following definitions are applicable:

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this Security.

The provisions of Article Fourteen of the Indenture apply to Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or two more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series of which this Security is a part are issuable only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series shall be dated the date of their authentication.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture, or its successor thereunder, by the manual or electronic signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [•], 20[•]	CSX CORPORATION

By:
Name:
Title:

Attest: [•]

Assistant Corporate Secretary

Florida                                                                      ) ss.:

                                                                                  )

Before me, a Notary Public in and for said State and County/City, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the company on behalf of which he acted executed the instrument.

WITNESS my hand and official seal this                  day of                     , 2022, in the State and County/City aforesaid.

Notary Public in and for the State and County/City aforesaid

My commission expires:

Printed Name of Notary Public:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series issued under the Indenture described herein.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By:
Authorized Officer

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

EXHIBIT A

Schedule of Exchanges